TYPE 1
  One signed and authorized copy of this agreement should be returned to the Service Mailing Address shown below.
 -----------------------------------------------------------------------------

[SUN LIFE LOGO] SUN LIFE ASSURANCE
                COMPANY OF CANADA (U.S.)

                EXECUTIVE OFFICE:                       HOME OFFICE:             SERVICE MAILING ADDRESS:
                One Sun Life Executive Park             Wilmington, Delaware     Sun Life of Canada (U.S.)
                Wellesley Hills, Massachusetts 02481                             Retirement Products and Services
                                                                                 P.O. Box 1024
                                                                                 Boston, Massachusetts 02103

--------------------------------------------------------------------------------
                SALES OPERATIONS AND GENERAL AGENT AGREEMENT
--------------------------------------------------------------------------------

     AGREEMENT by and between Sun Life Assurance Company of Canada (U.S.) (hereinafter referred to as Sun Life of Canada (U.S.)), a Delaware corporation; Clarendon Insurance Agency, Inc. (hereinafter referred to as Clarendon), a registered broker-dealer with the Securities and Exchange Commission under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers Inc.; and

_______________________________________ (hereinafter referred to as Selling
Broker/Dealer), also a registered broker-dealer with the Securities and Exchange Commission under the Securities Act of 1934 and a member of the National Association of Securities Dealers Inc.; and
_______________________________________ (hereinafter referred to as the General
Agent), an insurance agency affiliate of Selling Broker/Dealer, as follows:

--------------------------------------------------------------------------------
                                    WITNESSETH
--------------------------------------------------------------------------------

     WHEREAS, Sun Life of Canada (U.S.) is an insurance company issuing certain life insurance and annuity contracts (the "Plans") described more particularly in the Commission Schedule;

     WHEREAS, Clarendon acts as distributor for the Plans that are deemed to be securities under federal securities laws ("SEC-Regulated Plans") and as distributor has the authority to authorize other broker/dealers to sell the SEC-Regulated Plans;

     WHEREAS, General Agent is an insurance agent interested in selling such Plans;

     WHEREAS, Selling Broker/Dealer is associated with General Agent, and together with General Agent is interested in selling SEC-Regulated Plans;

     NOW THEREFORE, in consideration of the promises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

--------------------------------------------------------------------------------
 I. APPOINTMENT OF GENERAL AGENT AND AUTHORIZATION OF SELLING BROKER/DEALER
                       FOR INSURANCE AND ANNUITY PLANS
--------------------------------------------------------------------------------

     A. APPOINTMENT AND AUTHORIZATION

     Sun Life of Canada (U.S.) hereby appoints General Agent to offer and procure applications for the Plans, and Clarendon hereby authorizes Selling Broker/Dealer to offer and procure applications for the SEC-Regulated Plans. It is understood and agreed that, when offering SEC-Regulated Plans, Selling Broker/Dealer and General Agent shall act jointly in order to comply with and fulfill all applicable regulatory requirements, but that General Agent alone (and not Selling Broker/Dealer) shall offer those Plans that are not SEC-Regulated.

     B. SCOPE OF APPOINTMENT AND AUTHORIZATION

     The appointment and authorization provided by this Agreement shall extend to all states in the United States in which (a) General Agent, Selling Broker/Dealer and their respective representatives are duly qualified, licensed and registered to offer the Plans and (b) Sun Life of Canada (U.S.) is qualified to offer and issue the Plans. The term "States" when used hereafter in this Agreement refers to those States that meet the conditions specified in both clauses (a) and (b) of this paragraph. Sun Life of Canada (U.S.) reserves the right in its sole discretion and without notice to suspend sales of any Plans hereunder or to amend any policies or contracts evidencing such Plans. Sun Life of Canada (U.S.) will provide General Agent with a list which shows:
(1) the jurisdictions where Sun Life of Canada (U.S.) is authorized to do business; and (2) any limitations on the availability of the Plans in any of such jurisdictions.

     C. GENERAL AGENT AS SELLING BROKER/DEALER

     If Selling Broker/Dealer and General Agent are the same person or legal entity, such person or legal entity shall have the rights and obligations hereunder of both Selling Broker/Dealer and General Agent and this Agreement shall be binding and enforceable by and against such person or legal entity in both capacities.

--------------------------------------------------------------------------------
               II. AUTHORITY AND DUTIES OF GENERAL AGENT
--------------------------------------------------------------------------------

     A. APPOINTMENT OF SUB-AGENTS

     1. General Agent is authorized to recommend sub-agents for appointment with Sun Life of Canada (U.S.) to solicit sales of the Plans hereunder. General Agent warrants that it and all sub-agents it recommends for appointment with Sun Life of Canada (U.S.) pursuant to this Agreement shall be duly licensed under the applicable insurance laws to sell the said Plans by the proper authorities within the applicable jurisdictions where General Agent proposes to offer the Plans and where Sun Life of Canada (U.S.) is duly authorized to conduct business. General Agent agrees to fulfill all requirements set forth in the General Letter of Recommendation attached as Exhibit A in conjunction with the submission of appointment papers for all applicants as sub-agents submitted by General Agent.

     2. Sun Life of Canada (U.S.) may, by notice to General Agent, refuse to permit any sub-agent to solicit applications for the sale of any of the Plans hereunder and may, by such notice, require General Agent to cause any such sub-agent to cease any such solicitation or sales, and Sun Life of Canada (U.S.) may terminate, or require General Agent to cancel, the appointment of any sub-agent, or refuse to renew any such appointment.

     3. General Agent is responsible for the selection or appointment of sub-agents for the sales of the Plans hereunder. General Agent is responsible for preparation and transmission of the proper appointment and licensing forms and to ensure that all sales personnel are appropriately licensed.

     4. General Agent will pay all fees to state insurance regulatory authorities in connection with obtaining necessary licenses and appointments for sub-agents appointed hereunder. All fees payable to such regulatory authorities in connection with the initial appointment of sub-agents who already possess necessary licenses will be paid by Sun Life of Canada (U.S.). Any renewal license fees due after the initial appointment of a sub-agent hereunder will be paid by General Agent.

     5. Before a sub-agent is permitted to sell the Plans, General Agent and Selling Broker/Dealer shall have entered into an agreement pursuant to which the sub-agents will be contracted as a sub-agent of General Agent and a registered representative of Selling Broker/Dealer and in which the sub-agents' selling activities relating to the SEC-Regulated Plans will be under the supervision and control of Selling Broker/Dealer and their selling activities relating to the insurance-regulated Plans will be under the supervision and control of General Agent; and that each sub-agent's right to continue to sell such Plans is subject to his continued compliance with such agreement and applicable supervisory rules and procedures established from time to time, by General Agent and Selling Broker/Dealer. Such Agreement shall also provide for control over business records consistent with the requirements of federal securities laws, including, specifically, Rules 17a-3 and 17a-4 under the 1934 Act.

     6. In the event a sub-agent fails or refuses to submit to supervision of Selling Broker/Dealer in accordance with this Agreement, or otherwise fails to meet the rules and standards imposed by Selling Broker/Dealer on its registered representatives, Selling Broker/Dealer shall certify such fact to Sun Life of Canada (U.S.) and General Agent and shall immediately notify such sub-agent that he is no longer authorized to sell the Plans, and Selling Broker/Dealer and General Agent shall take whatever additional action may be necessary to terminate the sales activities of such sub-agent relating to the Plans.

     B. SUPERVISION AND TRAINING OF SUB-AGENTS

     General Agent shall supervise any sub-agents appointed by it to solicit sales of the Plans hereunder and General Agent shall be responsible, without regard to any technical distinction between this relationship and that which exists in law between principal and agent, for all acts and omissions of each sub-agent within the scope of his agency appointment at all times. General Agent shall exercise all responsibilities required by the applicable federal and state law and regulations other than those responsibilities which under applicable securities laws are the responsibilities of Selling Broker/Dealer; provided however, Selling Broker/Dealer shall continue to have full responsibility under applicable securities laws for such sub-agents in their capacity as registered representatives including by example, but without limitation, training and supervisory duties over such sub-agents.

     Nothing contained in this Agreement or otherwise shall be deemed to make any sub-agents recommended by General Agent for appointment with Sun Life of Canada (U.S.) an employee or agent of Sun Life of Canada (U.S.) or Clarendon. Neither Sun Life of Canada (U.S.) nor Clarendon shall have any responsibility for the training and supervision of any sub-agents or employees of General Agent. If the act or omission of a sub-agent or any other employee of General Agent is the proximate cause of any claim, damage or liability to Sun Life of Canada (U.S.) or Clarendon (including reasonable attorneys' fees), General Agent and Selling Broker/Dealer shall be responsible and liable, jointly and severally, therefor.

     C. COMPLIANCE WITH INSURANCE LAWS

     General Agent will fully comply with state insurance laws, rules and regulations, including without limitation all applicable licensing and registration requirements. Sun

Life of Canada (U.S.) expressly reserves the right to establish such rules and procedures as it deems necessary and appropriate to achieve compliance with state insurance laws, rules and regulations, as well as standards of the Insurance Marketplace Standards Association. Upon request by Sun Life of Canada (U.S.), General Agent shall furnish such appropriate records as may be necessary to establish compliance with applicable laws, rules and regulations, including without limitation registration and licensing requirements.

--------------------------------------------------------------------------------
              III. AUTHORITY AND DUTIES OF SELLING BROKER/DEALER
--------------------------------------------------------------------------------

     A. SUPERVISION AND TRAINING OF REGISTERED REPRESENTATIVES

     Selling Broker/Dealer agrees that it has full legal responsibility for the training and supervision of all persons, including sub-agents of General Agent, associated with Selling Broker/Dealer who are engaged directly or indirectly in the offer or sale of such of the Plans as are subject to the federal securities laws and that all such persons shall be subject to the control of Selling Broker/Dealer with respect to such persons' securities-regulated activities in connection with such Plans. Selling Broker/Dealer will cause the sub-agents, in their capacity as registered representatives to be trained in the sale of such of the Plans as are subject to the federal securities laws; will use its best efforts to cause such sub-agents to qualify under applicable federal and state laws to engage in the sale of such policies and/or contracts; and will cause such sub-agents to be registered representatives of Selling Broker/Dealer before such sub-agents engage in the solicitation of any such policies and/or contracts. Selling Broker/Dealer shall cause such sub-agent's qualifications to be certified to the satisfaction of Clarendon; and shall notify Clarendon if any of said sub-agents cease to be a registered representative of Selling Broker/Dealer.

     Neither Sun Life of Canada (U.S.) nor Clarendon shall have any responsibility for the training and supervision of any registered representative or sub-agent or employee or affiliate of Selling Broker/Dealer. If the act or omission of a registered representative, sub-agent or employee or affiliate of Selling Broker/Dealer is the proximate cause of any claim, damage or liability to Sun Life of Canada (U.S.) or Clarendon (including reasonable attorneys' fees), Selling Broker/Dealer and General Agent shall be responsible and liable, jointly and severally, therefor.

     B. COMPLIANCE WITH NASD RULES AND FEDERAL AND STATE SECURITIES LAWS

     Selling Broker/Dealer will fully comply with the requirements of the National Association of Securities Dealers, Inc. and of the Securities Exchange Act of 1934 and all other applicable federal or state laws, including all applicable registration, licensing and membership requirements. Clarendon and Sun Life of Canada (U.S.) expressly reserve the right to establish such rules and procedures as either deems necessary or appropriate to cause diligent supervision by Selling Broker/Dealer of the securities activities of the sub-agents, including confirmations of transactions, maintenance of books and records, and supervision of sales practices generally. Upon request by Clarendon or Sun Life of Canada (U.S.), Selling Broker/Dealer shall furnish such appropriate records as may be necessary to establish compliance with applicable laws, rules and regulations, including, without limitation, registration, licensing and membership requirements.

--------------------------------------------------------------------------------
       IV. SELLING AND SERVICING THE PLANS: AUTHORITY AND DUTIES OF
                   SELLING BROKER/DEALER AND GENERAL AGENT
--------------------------------------------------------------------------------

     A. SECURING APPLICATIONS AND PAYMENTS

     All applications for the Plans covered hereby shall be made on application forms supplied by Sun Life of Canada (U.S.), and all payments collected by General Agent, Selling Broker/Dealer or any registered representative or sub-agent shall be remitted promptly in full, together with such application forms and any other required documentation, directly to Sun Life of Canada (U.S.) at the address indicated on such application or to such other address as Sun Life of Canada (U.S.) may, from time to time, designate in writing. Checks or money orders in payment on any such Plan shall be drawn to the order of "Sun Life Assurance Company of Canada (U.S.)". All applications are subject to acceptance or rejection by Sun Life of Canada (U.S.) at its sole discretion.

     B. SALES PROMOTION MATERIAL, ADVERTISING, AND PROSPECTUSES

     Neither Selling Broker/Dealer, General Agent nor any of its registered representatives or sub-agents shall print, publish or distribute any advertisement, circular, or any document relating to the Plans distributed pursuant to this Agreement or relating to Sun Life of Canada (U.S.) unless such advertisement, circular, or document shall have been approved in writing by Clarendon and Sun Life of Canada (U.S.), and by the NASD where applicable. At the request of Clarendon or Sun Life of Canada (U.S.), a copy of any NASD review letter received by Selling Broker/Dealer shall be supplied by Selling Broker/Dealer.

     Selling Broker/Dealer shall be provided, without any expense to Selling Broker/Dealer, with prospectuses relating to those of the Plans which are subject to federal securities laws and such other material as Clarendon determines to be necessary or desirable for use in connection with sales of those Plans. Selling Broker/Dealer and General Agent shall be provided with such other material as Clarendon and Sun Life of Canada (U.S.) determine necessary or desirable for use in connection with sales of the Plans.

     Selling Broker/Dealer, General Agent, registered representatives and sub-agents shall make no material representations relating to the Plans, other than those contained in the relevant registration statement, as may be amended, or in sales promotion material or other materials approved by Sun Life of Canada (U.S.) and Clarendon as provided herein.

     C. REGULATIONS AND SUITABILITY

     All parties agree to observe and comply with the existing laws and rules or regulations of applicable local, state, or federal regulatory authorities and with those which may be enacted or adopted during the term of this Agreement regulating the business contemplated hereby in any jurisdiction in which the business described herein is to be transacted. The parties hereby also expressly confirm that "suitability" requirements, whether arising from federal securities law (including NASD) or state insurance law, shall be, respectively, the compliance responsibility of Selling Broker/Dealer and General Agent within their respective supervisory responsibilities as more particularly set forth in this Agreement; and, in connection therewith, Selling Broker/Dealer and General Agent hereby represent to Sun Life of Canada (U.S.) and Clarendon that no recommendation shall be made by them (or any sub-agent under their supervision) to any applicant to purchase a Plan unless they have reasonable grounds to believe that the purchase of such Plan is suitable for that applicant, after reasonable inquiry of the applicant concerning such relevant matters as the applicant's insurance and investment objectives, financial situation and needs, together with such other relevant information as may be required under applicable law or by Sun Life of Canada (U.S.) from time to time.

     D.  MONEY RECEIVED BY GENERAL AGENT, SELLING BROKER/DEALER AND SUB-AGENTS

     All money payable in connection with any of the Plans, whether as premium, purchase payment or otherwise and whether paid by or on behalf of any policyholder, contract owner or certificate holder or anyone else having an interest in the Plans is the property of Sun Life of Canada (U.S.), and shall be transmitted immediately in accordance with the administrative procedures of Sun Life of Canada (U.S.) without any deduction or offset for any reason, including by example but not limitation, any deduction or offset for compensation claimed by General Agent or any other person.

--------------------------------------------------------------------------------
                               V. COMPENSATION
--------------------------------------------------------------------------------

     A. COMMISSIONS

     Commissions payable to Selling Broker/Dealer, General Agent or any sub-agent in connection with the Plans shall be paid to the person(s) entitled thereto through Selling Broker/Dealer or as otherwise required by law. Payment shall be made by Sun Life of Canada (U.S.) in its own right or on behalf of Clarendon, as applicable. Sun Life of Canada (U.S.) will provide Selling Broker/Dealer and General Agent with a copy of its current Commission Schedule and subsequent amendments thereto. Commissions will be paid as a percentage of premiums or purchase payments (Premiums and Purchase Payments are hereinafter referred to collectively as "Payments") received in cash or other legal tender and accepted by Sun Life of Canada (U.S.) on applications obtained by the various sub-agents appointed by General Agent hereunder.

     Upon termination of this Agreement, all compensation to the Selling Broker/Dealer and General Agent hereunder shall cease, however, Selling Broker/Dealer and General Agent shall continue to be liable for any chargebacks pursuant to the provisions of said Commission Schedule or for any other amounts advanced by or otherwise due SUN LIFE OF CANADA (U.S.) hereunder.

     Sun Life of Canada (U.S.) reserves the right not to pay compensation on a Plan for which the premium is paid in whole or in part by the loan or surrender value of any other life insurance policy or annuity contract issued by Sun Life of Canada (U.S.) or any direct or indirect affiliated company.

     B. PORTABILITY OF CONTRACT OWNER ACCOUNTS

     Contract owners who have purchased Plans from representatives of General Agent and/or Selling Broker/Dealer may on occasion request that Sun Life of Canada (U.S.) terminate the agent of record status with respect to General Agent and/or Selling Broker/Dealer. These requests may come to pass, for example, when a registered representative of Selling Broker/Dealer terminates his relationship with that firm, registers with a new broker/dealer firm, and a particular contract owner of a Plan elects to have that representative continue to service the Plan as agent of record.

     Sun Life of Canada (U.S.) will, subject to certain conditions, accept such requests to terminate the agent of record status with respect to General Agent and/or Selling Broker/Dealer. Specifically, Sun Life of Canada (U.S.) will accept a termination and change of broker/dealer request by a contract owner provided that (1) any necessary sales agreement is in place between Sun Life of Canada (U.S.), Clarendon, and the new broker/dealer firm, and (2) the contract owner makes the request in writing.

     If the agent of record status is terminated with respect to General Agent and/or Selling Broker/Dealer upon request of a contract owner, no further service fees or compensation on any payments due or received relative to the subject Plans of the contract owner shall be payable to General Agent or Selling Broker/Dealer after the notice of termination is received and accepted by Sun Life of Canada (U.S.). If Sun Life of Canada (U.S.) accepts a contract owner request to designate a new broker/dealer to handle his account, however, service fees or compensation on any payments due or received relative to the subject Plans of the contract owner after the change shall be payable to the new broker/dealer.

     In addition, Sun Life of Canada (U.S.) may consent to a transfer of contract owner accounts to a new broker/dealer firm, provided any necessary sales agreement is in place, where: (1) both the Selling Broker/Dealer and the new broker/dealer in a joint writing direct Sun Life of Canada (U.S.) and Clarendon to transfer all policies and future compensation related thereto to the new broker/dealer, or (2) the NASD approves and effects a bulk transfer of all representatives to a new broker/dealer firm.

     C. TIME OF PAYMENT

     Sun Life of Canada (U.S.) will pay any compensation due Selling Broker/Dealer or General Agent hereunder in accordance with the time periods set forth in the Commission Schedule.

     D. AMENDMENT OF SCHEDULES

     Sun Life of Canada (U.S.) may, upon at least ten (10) days prior written notice to Selling Broker/Dealer and General Agent change the commission schedule. Any such change shall be by written amendment of the commission schedule and shall apply to compensation due on applications received by Sun Life of Canada (U.S.) after the effective date of such notice.

     E. PROHIBITION AGAINST REBATES

     If Selling Broker/Dealer or General Agent or any sub-agent shall rebate or offer to rebate all or any part of a Payment on a policy or contract or certificate issued hereunder, or if Selling Broker/Dealer or General Agent or any sub-agent shall withhold any Payment on any policy or contract or certificate issued hereunder, the same may be grounds for termination of this Agreement by Sun Life of Canada (U.S.). If Selling Broker/Dealer, General Agent or any sub-agent shall at any time induce or endeavor to induce any owner of any policy or contract issued hereunder or any certificate holder to discontinue Payments or to relinquish any such policy or contract or certificate except under circumstances where there is reasonable grounds for believing the policy, contract or certificate is not suitable for such person, any and all compensation due Selling Broker/Dealer and general Agent hereunder shall cease and terminate.

     F. INDEBTEDNESS

     Nothing in the Agreement shall be construed as giving Selling Broker/Dealer or General Agent the right to incur any indebtedness on behalf of Sun Life of Canada (U.S.). Selling Broker/Dealer and General Agent hereby authorize Sun Life of Canada (U.S.) to set off their respective liabilities to Sun Life of Canada (U.S.) against any and all amounts otherwise payable to them by Sun Life of Canada (U.S.).

--------------------------------------------------------------------------------
                         VI. GENERAL PROVISIONS
--------------------------------------------------------------------------------

     A. WAIVER

     Failure of any party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

     B. INDEPENDENT CONTRACTORS

     Both Sun Life of Canada (U.S.) and Clarendon are independent contractors with respect both to Selling Broker/Dealer and to General Agent. Selling Broker/Dealer, General Agent, and their sub-agents, are independent contractors with respect to both Sun Life of Canada (U.S.) and Clarendon.

     C. LIMITATIONS

     No party other than Sun Life of Canada (U.S.) shall have the authority on behalf of Sun Life of Canada (U.S.) to make, alter, or discharge any policy or contract or certificate issued by Sun Life of Canada (U.S.), to waive any forfeiture or to grant, permit, nor to extend the time of making any Payments, nor to guarantee dividends, nor to alter the forms which Sun Life of Canada (U.S.) may prescribe or substitute other forms in place of those prescribed by Sun Life of Canada (U.S.); nor to enter into any proceeding in a court of law or before a regulatory agency in the name of or on behalf of Sun Life of Canada (U.S.).

     D. FIDELITY BOND

     General Agent represents that all directors, officers, employees and sub-agents of General Agent who are appointed pursuant to this agreement as Sun Life of Canada (U.S.) agents for state insurance law purposes or who have access to funds of Sun Life of Canada (U.S.).

Including but not limited to funds submitted with applications for the Plans or funds being returned to owners or certificate holders, are and shall be covered by a blanket fidelity bond, including coverage for larceny and embezzlement, issued by a reputable bonding company. This bond shall be maintained by General Agent at General Agent's expense. Such bond shall be, at least, of the form, type, and amount required under the NASD Rules, endorsed to extend coverage to General Agent's life insurance and fixed annuity transactions. Sun Life of Canada (U.S.) may require evidence, satisfactory to it, that such coverage is in force and General Agent shall give prompt written notice to Sun Life of Canada (U.S.) of any notice of cancellation or change of coverage.

     General Agent assigns any proceeds received from the fidelity bonding company to Sun Life of Canada (U.S.) to the extent of Sun Life of Canada (U.S.)'s loss due to activities covered by the bond. If there is any deficiency amount, whether due to a deductible or otherwise, General Agent shall promptly pay Sun Life of Canada (U.S.) such amount on demand and General Agent hereby indemnifies and holds harm-less Sun Life of Canada (U.S.) from any such deficiency and from the costs of collection thereof (including reasonable attorneys' fees).

     E. BINDING EFFECT

     This Agreement shall be binding on and shall inure to the benefit of the parties to it and their respective successors and assigns provided that neither Selling Broker/Dealer not General Agent may assign this Agreement or any rights or obligations hereunder without the prior written consent of Sun Life of Canada (U.S.) and Clarendon. This Agreement constitutes the sole and entire understanding of the parties hereto with respect to the Plans.

     F. NOTICES

     All notices or communications shall be sent to the address shown in sub paragraph VI L of this Agreement or to such other address as the party may request by giving written notice to the other parties.

     G. GOVERNING LAW

     This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of MAssachusetts without regard to conflict of laws principles.

     H. AMENDMENT OF AGREEMENT

     Sun Life of Canada (U.S.) reserves the right to amend this Agreement at any time and the Selling Broker/Dealer or General Agent's submission of an application after notice of any such amendment has been sent to the other parties shall constitute the other parties' agreement to any such amendment.

     I. INSPECTION OF BOOKS AND RECORDS

     General Agent and Selling Broker/Dealer hereby agree to make available, upon request, to Sun Life of Canada (U.S.) and Clarendon, for inspection and audit, their respective files, books, records and all other documents, including material described in Rule 17a-3 and 17a-4 under the 1934 Act, which relate, directly or indirectly, to the Plans.

     J. COMPLAINTS AND INVESTIGATIONS

     Any complaints received by any party in connection with the Plans shall be recorded in the appropriate customer complaint file. All such complaints shall be reflected, as appropriate, in records and reports filed with the NASD.

     Sun Life of Canada (U.S.), Clarendon, Selling Broker/Dealer, and general Agent agree to cooperate in the investigation of customer complaints, and insurance regulatory investigations or proceedings arising in connection with the Plans distributed under this Agreement. The parties further agree to cooperate in any securities regulatory investigation or proceeding with respect to Sun Life of Canada (U.S.), Clarendon, Selling Broker/Dealer, and General Agent, their affiliates and their agents and representatives to the extent that such investigation or proceeding is in connection with the Plans distributed under this Agreement. Without limiting the foregoing:

     (a) Selling Broker/Dealer or General Agent will be notified promptly of any customer complaint or notice of any regulatory investigation or proceeding received by Sun Life of Canada (U.S.) or Clarendon with respect to Selling Broker/Dealer or General Agent or any sub-agent.

     (b) Selling Broker/Dealer and General Agent will promptly notify Sun Life of Canada (U.S.) and Clarendon of any customer complaint or notice of any regulatory investigation or proceeding received by Selling Broker/Dealer, General Agent, or their affiliates with respect to Selling Broker/Dealer, General Agent or any sub-agent in connection with any Plans distributed under this Agreement or any activity in connection with any such policies.

     K. TERMINATION

     This Agreement may be terminated, without cause, by any party upon thirty (30) days prior written notice; and may be terminated, for cause, by any party immediately; and shall be terminated immediately if Selling Broker/Dealer shall cease to be a registered broker/dealer under the Securities Exchange Act of 1934 and a member of the NASD.

--------------------------------------------------------------------------------
                        L. ADDRESS FOR NOTICES
--------------------------------------------------------------------------------

This Agreement shall be effective as of ___________________________________________________________

GENERAL AGENT                                             Clarendon Insurance Agency, Inc.
____________________________________________________      Attn: George E. Maden
Licensed General Agent of Agency Name:                    One Sun Life Executive Park
                                                          Wellesley Hills, MA 02481
Address: ____________________________________________

_____________________________________________________
                                                           CLARENDON INSURANCE AGENCY, INC.
Tax ID No.: _________________________________________

_____________________________________________________      By BRIAN KRIVITSKY
Print Name and Title of Authorized Officer                    ---------------------------------------
                                                              Brian Krivitsky, Vice President
By __________________________________________________
   Signature and Title of Authorized Officer   Date        By WILLIAM T. EVERS
-----------------------------------------------------         ---------------------------------------
                                                              William T. Evers, Assistant Secretary
NASD BROKER/DEALER
                                                           Sun Life Assurance Company of Canada (U.S.)
Registered Name:_____________________________________      Attn: Ellen B. King
                                                           One Sun Life Executive Park
Home/Office Address: ________________________________      Wellesley Hills, MA 02181

_____________________________________________________

Tax ID No.: _________________________________________      SUN LIFE ASSURANCE COMPANY OF
                                                           CANADA (U.S.)
_____________________________________________________
Print Name and Title of Authorized Officer                 By RONALD J. FERNANDES
                                                              -----------------------------------------
By __________________________________________________         Ronald J. Fernandes, For the President
    Signature and Title of Authorized Officer   Date
                                                           By BRUCE W. GORDON
                                                              -----------------------------------------
                                                              Bruce W. Gordon, For the Secretary

                              EXHIBIT A

                  GENERAL LETTER OF RECOMMENDATION

GENERAL AGENT and SELLING BROKER/DEALER hereby certify to Sun Life of Canada (U.S.) that all the following requirements will be fulfilled in conjunction with the submission by GENERAL AGENT and/or SELLING BROKER/DEALER of licensing/appointment papers for all applicants for appointment with Sun Life of Canada (U.S.). GENERAL AGENT and SELLING BROKER/DEALER will, upon request, forward proof of compliance with same to Sun Life of Canada (U.S.) in a timely manner.

1. We have made a thorough and diligent inquiry and investigation relative to each applicant's identity, residence and business reputation and declare that each applicant is personally known to us, has been examined by us, is known to be of good character, has a good business reputation, is reliable, is financially responsible and is worthy of a license. Each individual is trustworthy, competent and qualified to act as an agent for Sun Life of Canada (U.S.) to hold himself out in good faith to the general public. We vouch for each applicant.

2. We have on file a B-300, B-301, or U-4 form which was completed by each applicant. We have fulfilled all the necessary investigative requirements for the registration of each applicant as a registered representative through our NASD member firm, and each applicant is presently registered as an NASD registered representative.

    The above information in our files indicates no fact or condition which would disqualify the applicant from receiving a license and all the findings of all investigative information is favorable.

3. We certify that all educational requirements have been met for the specific state each applicant is requesting a license and/or appointment in, and that, all such persons have fulfilled the appropriate examination, education and training requirements.

4. If the applicant is required to submit his picture, his signature, and securities registration in the state in which he is applying for a license and/or appointment, we certify that those items forwarded to Sun Life of Canada (U.S.) are those of the applicant and the securities registration is a true copy of the original.

5. We hereby warrant that the applicant is not applying for a license and/or appointment with Sun Life of Canada (U.S.) in order to place insurance chiefly and solely on his life or property, lives or property of his relatives, or property or liability of his associates.

6. We certify that each applicant will receive close and adequate supervision, and that we will make inspection when needed of any or all risks written by these applicants, to the end that the insurance interest of the public will be properly protected.

7. We will not permit any applicant to transact insurance as an agent until duly licensed and appointed therefor. No applicants have been given a contract of furnished supplies, nor have any applicants been permitted to write, solicit business, or act as an agent in any capacity, and they will not be so permitted until the certificate of authority or license applied for is received.

                                                                      SLPC 5329
RPS 472                       SUN LIFE ASSURANCE                      (4/00)
                       [LOGO] COMPANY OF CANADA (U.S.)